POWER OF ATTORNEY TO WHOM IT MAY CONCERN: Pursuant to the authorization set forth in the instructions for the filing of Form 3, Form 4 and Form 5, respectively (hereinafter referred to as the "Reports"), under the requirements of the Securities Exchange Act of 1934, as amended, the undersigned hereby designates and authorizes each of BRUCE H. SCHINDLER, JACOB M. JENKELOWITZ, ALEXANDER V. ULIANOV, IAN MACDONALD and COLLEEN JOHNSON to (1) execute and file, or cause to be filed, such Reports, and any amendments thereto, for and on behalf of the undersigned, with the U.S. Securities and Exchange Commission (the “SEC”) and any other proper bodies at any time when the filing of said Reports is in order, containing such information as BRUCE H. SCHINDLER, JACOB M. JENKELOWITZ, ALEXANDER V. ULIANOV, IAN MACDONALD and COLLEEN JOHNSON may deem advisable and (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of such Reports, or any amendment thereto, and the timely filing of such Reports with the SEC and any other proper bodies, including, without limitation, the filing of a Form ID and any other forms or applications, including applications for EDGAR access codes and passwords, required to be filed or submitted in accordance with Regulation S-T promulgated by the SEC (or any successor provision) in order to file the Reports electronically. The authority of BRUCE H. SCHINDLER, JACOB M. JENKELOWITZ, ALEXANDER V. ULIANOV, IAN MACDONALD and COLLEEN JOHNSON under this authorization shall continue until the undersigned is no longer required to file Reports with regard to the undersigned's ownership of or transactions in securities of Brighthouse Financial, Inc., unless earlier revoked by the undersigned in writing. The undersigned acknowledges that BRUCE H. SCHINDLER, JACOB M. JENKELOWITZ, ALEXANDER V. ULIANOV, IAN MACDONALD and COLLEEN JOHNSON are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended. /s/ Richard A. Cook October 30, 2024